EXHIBIT 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-198760) and Form S-8 (Nos. 333-106043, 333-115137, 333-125918, 333-139074, 333-148198, 333-149411, 333-157610, 333-165058, 333-172318, 333-179589, 333-181450, 333-188363, and 333-195744) of FormFactor, Inc. of our report dated March 13, 2013 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
March 6, 2015